AMENDING AGREEMENT

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THIS AMENDING  AGREEMENT  (this  "Agreement") is entered into and made this 12th day of April, 1999 by and between Baycove Investments Ltd. ("Baycove") a private company incorporated in the Republic of Ireland and Breccia International
Minerals, Inc. ("BIMI"), a Delaware corporation, Western America Mineral Resource Fund Inc, an Alberta corporation acting as vendor and agent for the BIMI common shares (the "Agent") and the parties set out in the First Schedule hereto (the "Purchasers").

                              EXPLANATORY STATEMENT

WHEREAS, by agreement, dated March 15, 1999 (the "Agreement"), BIMI, the Agent and Baycove agreed that Baycove, as trustee, would acquire 7,627,500 shares of common stock of BIMI from WAM for US$200,000;

AND WHEREAS, Baycove desires to embody the Purchasers as a party to the Agreement;

AND WHEREAS, the Parties have determined to increase the purchase price by US$ 125,000 to reflect an increase of 100,000 Shares being purchased by the Purchasers;

AND WHEREAS, Baycove agrees to borne the cost of preparing and filing a Registration Statement;

NOW THEREFORE, in consideration of the Explanatory Statement that shall be deemed to be a substantive part of this Amending Agreement, the mutual covenants, promises, agreements, representations and warranties contained in this Amending Agreement, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto do hereby covenant, promise, agree, represent and warrant as follows:

The Agreement is hereby amended as follows:

(a) Paragraph 1.02 of the Agreement is amended as follows:

"The closing (the "Closing") of the sale and purchase of the Shares shall be effective immediately upon Baycove, BIMI and the Agent executing this Amending Agreement and the Purchase Price being received and released to the Agent at or before 5:00 p.m. MST Monday April 12, 1999 (the "Closing Time").

(b) Paragraph 1.03 of the Agreement is amended as follows:

"At Closing, the Agent shall sell, transfer, convey, and deliver to Baycove and or the Purchasers 7,727,500 Shares of Common Stock in BIMI, represented by one or more stock certificates duly endorsed for transfer to the Purchasers in the amounts specified and the Purchasers shall pay to the Agent the sum of Three Hundred and Fifteen Thousand Dollars (US$315,000) (the "Purchase Price") by wire transfer."

(c)  Paragraph 2.06 of the Agreement is deleted.

(d)  Paragraph 2.07 of the Agreement is deleted.

(e)  Paragraph 2.08 of the Agreement is deleted.

(f)  Paragraph 6.03 of the Agreement is deleted.

(g) Each of the Purchasers hereby acknowledges and agrees that such Purchaser is becoming a party to the Agreement, as amended hereby, and is bound thereby and hereby. Without limiting the foregoing, each Purchaser hereby makes to BIMI and the Control Shareholder, for and on behalf of such Purchaser, the representations, warranties, acknowledgements, agreements and promises set forth in Section 5.01 of the Agreement.


                                  Page 1 of 4
BIMI Corporation
Amending Agreement
12th April 1999

IN WITNESS WHEREOF, the parties have executed and delivered this Amending Agreement as of the day and year first above written.



WITNESS/ATTEST:                         BAYCOVE INVESTMENTS LTD.

/s/ [ILLEGIBLE]                         /s/ [ILLEGIBLE]
                                        ------------------------

                                        BRECCIA INTERNATIONAL
/s/ [ILLEGIBLE]                         MINERALS, INC.

                                        /s/ Donald Caron
                                        ------------------------
                                        by: Donald Caron, President



                                        WESTERN AMERICA MINERAL
                                        RESOURCE FUND INC.

                                        /s/ Donald Caron
                                        ------------------------
                                        by: Donald Caron, President


                                  Page 2 of 4
BIMI Corporation
Amending Agreement
12th April 1999

                                 FIRST SCHEDULE
                             SCHEDULE OF PURCHASERS


NAME:     GLOBAL SECURITIES CORPORATION IN TRUST FOR

1. ERIC EDMEADES

2. AMANDA EDMEADES

3. JOANNE BERGMAN

4. JEAN MARIE BERGMAN

5. TAYLOR OIL PRODUCTS

6. TOPIX TRADING

7. SILVER STREET HOLDINGS

8. CAYMAN ISLAND SECURITIES

9. CIS/RUMPOINT

10. ROBERT HOEGLER

11. TAZIM MAWJI

12. ORBIT LEASING

13. SEXTANT SMALL CAP FUND

14. LA CASSE

15. GRAHAM ANDREWS


                                  Page 3 of 4
BIMI Corporation
Amending Agreement
12th April 1999

16. TORO HOLDINGS

17. PAULINA HOLMAN

18. E. EHRLICH

19. HEIDE KRAUSE

20. COFIGEST

21. ___________________

22. ___________________

23. ___________________

24. ___________________

25. ___________________




                                  Page 4 of 4
BIMI Corporation
Amending Agreement
12th April 1999